UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Emerald Holding, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38076	42-1775077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Broadway, 14th Floor
New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 226-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 9, 2026, Emerald Holding, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Emma Buyer, LLC, a Delaware limited liability company (“Parent”), and Emma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are newly formed holding companies owned by funds managed by affiliates of Apollo Global Management, Inc. (“Apollo”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of its obligations under the Merger Agreement, including the Merger, upon the terms and subject to the conditions contained therein, and (iv) recommended the adoption of the Merger Agreement by the Company’s stockholders, subject to the terms and conditions of the Merger Agreement.

On May 9, 2026, following the execution of the Merger Agreement, and pursuant to the Support Agreement (as defined below), certain Company stockholders affiliated with Onex Corporation (the “Majority Stockholders”) holding over 90% of the voting power of the outstanding common stock, par value $0.01 per share, of the Company (“Common Stock”), adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, by written consent (the “Written Consent”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, upon the effective time of the Merger (the “Effective Time”), each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, other than shares of Common Stock that are held by the Company as treasury stock or owned by Parent or Merger Sub or any wholly owned subsidiary of the Company and Parent (other than Merger Sub), or any shares of Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law (and not validly withdrawn), will be cancelled and converted into the right to receive $5.03 per share of Common Stock in cash (the “Merger Consideration”), without interest.

Treatment of Company Equity Awards

Except as set forth in the Merger Agreement, each stock option to acquire shares of Common Stock (a “Company Stock Option”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time, will automatically, as of the Effective Time, be fully vested and cancelled and converted into the right to receive an amount in cash equal to the product of (i) the excess of the Merger Consideration over the exercise price per share of Common Stock of such Company Stock Option, multiplied by (ii) the total number of shares subject to such Company Stock Option, subject to any applicable tax withholding. Any Company Stock Option with an exercise price per share of Common Stock that is equal to or greater than the Merger Consideration will be cancelled for no consideration.

Each restricted stock unit award (a “Company RSU”) subject to time-based vesting requirements that is outstanding immediately prior to the Effective Time, will automatically, as of the Effective Time, become fully vested and be cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration (without interest), subject to any applicable tax withholding.

Each restricted share award subject to performance-based vesting requirements (a “Company PS Award”) that is outstanding immediately prior to the Effective Time and that will have satisfied its performance conditions taking into account the effect of the Merger and vested based on actual performance measured through the Effective Time

(with performance determined based solely on actual results achieved as of the Effective Time), will automatically, as of the Effective Time, be cancelled and converted into the right to receive an amount equal to the Merger Consideration (without interest) in respect of each share of Common Stock that is considered earned under the applicable Company PS Award agreement, taking into account the effect of the Merger, subject to any applicable tax withholding. Each Company PS Award, or portion thereof, with a vesting condition in effect immediately prior to the Effective Time that is not met after taking into account the effect of the Merger, will be cancelled for no consideration.

Closing Conditions

Consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions set forth in the Merger Agreement, including (i) the Company’s receipt of the Written Consent (which was satisfied on May 9, 2026), (ii) the mailing of the information statement (the “Information Statement”) contemplated by Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Company to its stockholders, and the lapse of at least 20 days from the date of completion of such mailing, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and approvals and clearance under the antitrust laws of certain other jurisdictions and (iv) the absence of certain orders or laws prohibiting the consummation of the Merger. The obligation of each party to consummate the Merger is also subject to other customary closing conditions, including the absence of a material adverse effect with respect to the Company, the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, and compliance in all material respects with the other party’s obligations under the Merger Agreement.

Termination Rights and Termination Fees

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Effective Time does not occur by September 9, 2026 (the “Termination Date”), subject to two one-month extensions if all of the closing conditions except those relating to certain regulatory approvals have been satisfied or waived and, if applicable, a further extension to the date that is three (3) business days after the then-scheduled expiration date of the Marketing Period (as defined in the Merger Agreement), (ii) if any law or order prohibiting the Merger has become final and non-appealable or (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger set forth in the Merger Agreement to not be satisfied and fails to cure such breach. In addition, (x) the Merger Agreement may be terminated by the Company (A) prior to the receipt of the Written Consent, in order to enter into a definitive agreement providing for an alternative superior transaction or (B) if, following the expiration of the Marketing Period, all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions) and Parent fails to consummate the Merger after receiving written notification from the Company and (y) the Merger Agreement may be terminated by Parent (A) if, prior to the receipt of the Written Consent, the Board changes its recommendation and (B) if the Written Consent was not delivered within twelve (12) hours following the execution of the Merger Agreement (which condition was satisfied on May 9, 2026).

If (i) prior to the receipt of the Written Consent, the Company terminates the Merger Agreement to enter into a definitive agreement providing for an alternative superior transaction or (ii) Parent terminates the Merger Agreement if the Board changes its recommendation regarding the Merger, then the Company will be required to pay Parent a termination fee equal to $84,000,000 (the “Company Termination Fee”). The Company is also required to pay the Company Termination Fee if (1) (a) the Company terminates the Merger Agreement due to the failure of the Effective Time to occur by the Termination Date, or (b) Parent terminates the Merger Agreement if (x) the Written Consent is not delivered within twelve (12) hours following the execution of the Merger Agreement or (y) the Company breaches its representations, warranties or covenants in a manner that would cause the conditions to the closing of the Merger to not be satisfied and fails to cure such breach, (2) prior to the delivery of the Written Consent to the Company, a third party publicly announces and does not withdraw a proposal for an alternative acquisition of the Company and (3) within twelve (12) months following such termination of the Merger Agreement, the Company subsequently consummates such transaction.

If the Company terminates the Merger Agreement (i) due to Parent or Merger Sub breaching its representations, warranties or covenants that causes the condition to the closing of the Merger to not be satisfied, or (ii) if, following the expiration of the Marketing Period, all conditions to the Merger have been and continue to be satisfied (subject to customary exceptions), and Parent fails to consummate the Merger after receiving written notification from the Company, then Parent will be required to pay the Company a termination fee equal to $84,000,000 in cash (the “Parent Termination Fee”). In addition, if the Merger Agreement is terminated by the Company or Parent (x) if the Effective Time has not occurred prior to the Termination Date due to the closing conditions related to the HSR Act and governmental orders (related to US antitrust laws) not being satisfied or (y) due to a law or order of a US governmental authority permanently prohibiting the closing of the Merger as a result of US antitrust laws, then Parent will be obligated to pay the Company a termination fee equal to the Parent Termination Fee; provided, that, in each case, all other applicable closing conditions have been satisfied or waived.

Other Terms of the Merger Agreement

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, (i) to conduct its business in all material respects in the ordinary course of business, (ii) not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned) and (iii) not to solicit or engage in discussions or negotiations with respect to any alternative acquisition proposals following the Company’s receipt of the Written Consent.

If the Merger is consummated, the Common Stock will be delisted from The New York Stock Exchange and deregistered under the Exchange Act.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

Support Agreement

Simultaneously with the execution of the Merger Agreement, on May 9, 2026, the Company entered into a support agreement with Parent, Merger Sub and the Majority Stockholders (the “Support Agreement”), pursuant to which the Majority Stockholders agreed, among other things, and subject to the terms and conditions set forth therein, (i) to deliver the Written Consent, (ii) to vote their shares of Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) to vote their shares of Common Stock against any alternative acquisition proposals and (iv) to abide by certain confidentiality and, with respect to employees, non-solicitation restrictions for two years following the closing of the Merger. The Support Agreement will automatically terminate if the Merger Agreement is terminated in accordance with its terms.

The foregoing summary of the Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Financing Commitments

Parent obtained equity and debt financing commitments for the Merger, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration, any amounts required to repay the Company’s existing indebtedness as set forth in the Merger Agreement, and all related fees and expenses of Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement, including the Merger (including in connection with the Debt Financing (as defined below) described below).

Affiliates of funds managed by affiliates of Apollo have committed, pursuant to the equity commitment letter dated May 9, 2026 (the “Equity Commitment Letter”), to capitalize Parent, immediately prior to the time that Parent, Merger Sub and the Company become obligated unconditionally under the Merger Agreement to close the Merger, with an aggregate equity contribution in an amount equal to $760,000,000, on the terms and subject to the conditions set forth in the Equity Commitment Letter. Such funds have also provided limited guarantees in favor of the Company, pursuant to the limited guarantee dated as of May 9, 2026 (the “Limited Guarantee”), to guarantee, subject to certain limitations set forth therein, the payment of such guarantor’s pro rata share of the obligation of Parent to pay the Parent Termination Fee, certain indemnification and reimbursement obligations of Parent and Merger Sub and/or damages payable by Parent or Merger Sub in accordance with the terms of the Merger Agreement.

In addition, (i) Barclays Bank PLC, (ii) Bank of America, N.A., (iii) Deutsche Bank AG New York Branch, (iv) Royal Bank of Canada, (v) UBS AG, Stamford Branch, and (vi) Wells Fargo Bank, National Association (collectively and each with certain affiliates, the “Lenders”) have committed to provide for debt financing (the “Debt Financing”) in connection with the Merger consisting of a term loan facility in an aggregate principal amount equal to $765,000,000 (the “Initial Term Loan Facility”), a delayed draw term loan facility in an aggregate principal amount equal to $200,000,000, a delayed draw term loan facility in an aggregate principal amount equal to $100,000,000, and a revolving credit facility in an aggregate principal amount equal to $175,000,000, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated May 9, 2026 (the “Debt Commitment Letter”). The Initial Term Loan Facility and a portion of the revolving credit facility will be available to finance the Merger and fees and expenses related thereto, and are subject to customary conditions. The obligations of the Lenders to provide the Debt Financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, consummation of the Merger, contribution of equity contemplated by the Equity Commitment Letter and the completion of the marketing period provided therein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2026, the Majority Stockholders, holding over 90% of the Common Stock, delivered the Written Consent and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger. Delivery of the Written Consent by the Majority Stockholders was sufficient pursuant to Section 228 of the Delaware General Corporation Law and Article V, Section C of the Amended and Restated Certificate of Incorporation of the Company, as amended, to adopt the Merger Agreement and, therefore, approve the Merger on behalf of all stockholders of the Company, and no further vote of Company stockholders will be required.

Pursuant to the rules adopted by the United States Securities and Exchange Commission (the “SEC”) under the Exchange Act, the Company will prepare and file with the SEC, and thereafter mail to its stockholders, the Information Statement.

Item 8.01. Other Events.

On May 8, 2026, the Board declared a dividend for the quarter ending June 30, 2026 of $0.015 per share of Common Stock payable on June 1, 2026 to holders of record of Common Stock on May 21, 2026.

On May 11, 2026, Apollo and the Company issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of May 9, 2026, by and among Emerald Holding, Inc., Emma Buyer, LLC and Emma Merger Sub, Inc.

10.1*	Support Agreement, dated as of May 9, 2026, by and among Emerald Holding, Inc., Emma Buyer, LLC, Emma Merger Sub, Inc., Onex Partners III LP, Onex Partners III GP LP, and the other stockholder parties thereto.

99.1	Joint Press Release of Apollo and Emerald Holding, Inc., dated May 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

No Offer or Solicitation

No person has commenced soliciting proxies in connection with the proposed Merger referenced in this Current Report on Form 8-K, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities.

Additional Information about the Merger and Where to Find It

This Current Report on Form 8-K relates to the proposed Merger involving the Company, Parent and Merger Sub. In connection with the proposed Merger, the Company will file an Information Statement, containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act and describing the pending Merger. When completed, the Information Statement will be mailed to the Company’s stockholders. This Current Report on Form 8-K is not intended to be, and is not, a substitute for the Information Statement or for any other document that the Company may file with the SEC in connection with the proposed Merger. THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE INFORMATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.

The Company’s stockholders may obtain copies of these documents and other documents filed by the Company with the SEC free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, emeraldx.com, under the heading Investors.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information may be identified by such terms as “believes”, “expects”, “will”, “may”, and other similar expressions. In particular, the forward-looking information contained in this Current Report on Form 8-K includes statements regarding the proposed transactions described herein, including the proposed Merger, and the proposed timing and steps contemplated in respect of the proposed Merger and approvals with respect thereto. These statements are based on the current expectations of the Company’s management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and other factors outside of the Company’s control that may cause its business, industry, strategy, financing activities and the ability of the parties to complete the proposed transaction to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings for a discussion of factors that may affect the Company’s business performance. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD HOLDING, INC.

Date: May 11, 2026	By:	/s/ Hervé Sedky
	Name:	Hervé Sedky
	Title:	President & Chief Executive Officer